UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2022

Stronghold Digital Mining, Inc.
(Exact Name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-40931		86-2759890
(Commission File Number)		(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(845) 579-5992
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On December 30, 2022, Stronghold Digital Mining, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with the holders (the “Noteholders”) of the Company’s Amended and Restated 10% Notes (the “Notes”) whereby the Notes are to be exchanged for shares of a new series of convertible preferred stock (the “Series C Preferred Stock”) that, among other things, will convert into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), or pre-funded warrants that may be exercised for shares of Class A common stock (“Pre-Funded Warrants”), at a conversion price of $0.40 per share. Pursuant to the Exchange Agreement, at the closing to be held as soon as practicable following the satisfaction or waiver, as applicable, of the conditions in the Exchange Agreement, but in no event later than February 20, 2023 (the “Closing”), the Noteholders will receive an aggregate 23,102 shares of the Series C Preferred Stock in exchange for the cancellation of an aggregate $17,893,750.00 of principal and accrued interest, representing all of the amounts owed to the Noteholders under the Notes. Each share of Series C Preferred Stock will have a stated value of $1,000.00. Pursuant to the terms of the Exchange Agreement, no principal or interest shall become due or payable with respect to the Notes from the date of the Exchange Agreement through the earlier of the Closing or the termination of the Exchange Agreement. The rights and preferences of the Series C Preferred Stock will be designated in a certificate of designation in the form attached to the Exchange Agreement (the “Certificate of Designation”), and the Company has agreed to provide certain registration rights to the Noteholders. Following the Closing, which the Company expects to occur in February 2023, the Company expects to have less than $55 million in total principal amount of debt outstanding.

The Exchange Agreement contains representations, warranties, covenants, and indemnities customary for transactions of this type and provides for customary termination rights of the parties. The Closing is subject to certain conditions, including, among other things: (i) the Company obtaining the required written consents of its stockholders approving (a) the adoption and filing of the Certificate of Designation with the Secretary of State of the State of Delaware and the issuance of the Series C Preferred Stock and (b) issuances of more than 20% of the Company’s outstanding shares of Class A common stock and Class V common stock upon conversion of the Series C Preferred Stock or the exercise of the Pre-Funded Warrants or certain other warrants held by the Noteholders, as required by Nasdaq Listing Rules (the “Majority Stockholder Approval”), (ii) the effectiveness of the Majority Stockholder Approval pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and (iii) that the Company shall not have experienced a Material Adverse Effect (as defined the Exchange Agreement) or experienced certain bankruptcy events.

The foregoing description of the Exchange Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 3.02.     Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Under the terms of the Certificate of Designation, shares of Series C Preferred Stock will be convertible into shares of the Company’s Class A common stock at a conversion price of $0.40 per share, subject to certain adjustments (the “Conversion Price”), at the option of the holder.  On the date that is five years from the issuance of the Series C Preferred Stock, any shares of Series C Preferred Stock that are then outstanding will automatically convert at the Conversion Price into shares of the Company’s Class A common stock or, to the extent such conversion would cause a holder to beneficially own more than 9.99% of the Company’s issued and outstanding shares of Class A common stock, into Pre-Funded Warrants. The Certificate of Designation will be filed with the Secretary of State of the State of Delaware in connection with the Closing.

The issuance of the shares of Series C Preferred Stock under the Exchange Agreement (the “Exchange Shares”) will be made in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Shares will be issued only to investors that qualify as “accredited investors” (as such term is defined in Rule 501(a) of the Securities Act).

Item 8.01.     Other Events

Liquidity Update

As of December 31, 2022, the Company had unrestricted cash of approximately $12.4 million and approximately 5.8 Bitcoin.

On January 3, 2023, the Company issued a press release regarding the Exchange Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this current report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: the restructuring of our debt and the performance and satisfaction of various obligations under the agreements entered into in order to effect such restructuring of debt; the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment from foreign-based suppliers; our ability to maintain our relationships with our third party brokers and our dependence on their performance; our ability to procure crypto asset mining equipment; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K filed on March 29, 2022, its Quarterly Reports on Form 10-Q filed on May 16, 2022, August 18, 2022 and November 10, 2022, and in its Current Report on Form 8-K filed on December 29, 2022. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
10.1
Exchange Agreement, dated as of December 30, 2022, by and among Stronghold Digital Mining, Inc., Adage Capital Partners, LP, Continental General Insurance Company and Parallaxes Capital Opportunity Fund IV, L.P.

99.1	Press Release dated January 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

Date: January 3, 2023	By:	/s/ Gregory A. Beard
	Name:	Gregory A. Beard
	Title:	Chief Executive Officer and Co-Chairman